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                              WINTHROP & WEINSTINE, P.A.
                               3000 Dain Bosworth Plaza
                                60 South Sixth Street
                             Minneapolis, Minnesota 55402
                                    (612) 347-0700

                                  February 26, 1997



Destron Fearing Corporation                                          EXHIBIT 5.1
490 Villaume Avenue
South St. Paul, Minnesota  55075

Re: Registration Statement on Form S-3


Gentlemen:

We have acted as legal counsel for Destron Fearing Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of the sale of an aggregate of 809,261 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be sold in the manner set forth in the Registration Statement and the Prospectus.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended, and have been validly issued, fully paid, and non-assessable.


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Destron Fearing Corporation
February 26, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

    /s/ Michele D. Vaillancourt

By -
    Michele D. Vaillancourt